DATE 18 January 2003



                      ALCHEMY PARTNERS (GUERNSEY) LIMITED

                          HERTAL (INVESTMENTS) LIMITED

                               BARCLAYS BANK PLC














                              DEED OF UNDERTAKING

                              DEED OF UNDERTAKING

DATE                                                                      2003

PARTIES

1 ALCHEMY PARTNERS (GUERNSEY) LIMITED a company registered in Guernsey under number 32060 whose registered office is situate at PO Box 255, Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands GY1 3QL (the "Plan Manager")

2 HERTAL (INVESTMENTS) LIMITED, a company incorporated in England and Wales (registered no. 4619876) whose registered office is at 10 Norwich Street, London EC4A 1BD ("Loan Noteco")

3 BARCLAYS BANK PLC as lender of the Bridging Loan referred to below (in this capacity the "Bridging Lender").

BACKGROUND

A The Parent, Loan Noteco, the Bridging Lender and The Royal Bank of Scotland plc have entered into a $135,000,000 senior credit agreement dated on or about the date hereof (the "Credit Agreement"), pursuant to which the Lenders (as defined therein) have agreed to make certain facilities available to the Parent and others upon the terms and subject to the conditions set out therein.

B Loan Noteco, the Parent and the Bridging Lender have entered into a facility letter dated on or about the date hereof (the "Bridging Facility Letter"), pursuant to which the Bridging Lender has agreed to make a bridging loan facility available to Loan Noteco upon the terms and subject to the conditions set out therein.

OPERATIVE PROVISIONS

1         Definitions and Interpretation

1.1 Words and expressions defined in the Credit Agreement shall, save as otherwise defined herein, bear the same meanings in this Deed.

1.2       In this Deed, except in so far as the context requires otherwise:

          Alchemy Investment Plan: means the "Alchemy Investment Plan", formed to permit investors to participate in investments in equity, and of an equity nature, in leveraged and management buy-outs and buy-ins and development capital, principally in the United Kingdom;

          Bridging Loan: means the total principal amount outstanding from time to time under the bridging loan to be made under the Bridging Facility Letter;

          Equity Subscription: means any subscription for Investor Loan Notes of Loan Noteco pursuant to clause 4.1.2;

          Expiry Date: means the date on which the Offer lapses or is withdrawn;

          Investors: means investors in the Alchemy Investment Plan from time to time;

          Parent: Hertal Acquisitions Plc, a company incorporated in the Republic of Ireland (registered no. 317234);

          Relevant Date: means the later of (a) the Unconditional Date and (b) 10 March 2003;

          Required Amount: means $31,375,500;

          $ and dollars denote the lawful currency of the United States of America.

1.3 Except as the context otherwise requires, any reference in this document to "this Deed" or to any other document shall be construed as a reference to this Deed or such other document as varied, supplemented, novated and/or replaced in any manner from time to time.

1.4 References to clauses and sub-clauses are to be construed, unless otherwise stated, as references to clauses and sub-clauses of this Deed.

1.5 Clause headings are for convenience only and shall in no way affect the construction hereof.

2         Termination

          This Deed and all provisions of it shall cease to have effect on the Expiry Date.

3         Representations and Warranties

3.1 The Plan Manager represents and warrants to the Bridging Lender and to Loan Noteco in the following terms:

3.1.1 it is a limited liability company duly organised, validly existing and registered under the relevant laws of Guernsey and has power and all necessary governmental and other consents, approvals, licences and authorities to own its property and assets and to carry on its business;

3.1.2 it has power to enter into and perform its obligations under this Deed;

3.1.3 the execution of this Deed and the performance of its obligations hereunder will not result in the breach by it of any provision of any deed, agreement or obligation of it;

3.1.4 it is the manager of the Alchemy Investment Plan and is regulated by the Guernsey Financial Services Commission;

3.1.5     it holds commitments from participators in the Alchemy Investment Plan
          to   provide   funds   which   in   aggregate   are   in   excess   of
          (pound)255,000,000 per annum;

3.1.6 Investors are required to give at least six months' notice of termination of their participation in the Alchemy Investment Plan; no such notices have been received by the Plan Manager which are outstanding at the date of this Deed; and if an Investor gives such a notice of termination it is still obliged to provide funds pursuant to an investment call made during the notice period (unless it terminates such obligation by delivering a legal opinion stating that its continued ability to make contributions in accordance with the terms of the Alchemy Investment Plan are more likely than not to be prohibited by applicable law, court order or would cause a material adverse effect on its legal, tax or regulatory position);

3.1.7 all actions, conditions and things required to be taken, fulfilled and done by it in order:

          3.1.7.1 to enable it to enter into, exercise its rights under, and perform and comply with its obligations under this Deed and to carry out the transactions contemplated by this Deed;

          3.1.7.2 to ensure that those obligations are valid, legally binding and, subject to the Reservations, enforceable against it in accordance with their terms; and

          3.1.7.3 to make this Deed admissible in evidence in the courts of the jurisdiction to which it has submitted for the purposes of this Deed;

          have been taken, fulfilled and done; and

3.1.8 its entry into, exercise of its rights under and performance and compliance with its obligations under this Deed and the carrying out of the transactions contemplated by this Deed do not:

          3.1.8.1 contravene any law, directive, judgment or order to which it is subject; or

          3.1.8.2 contravene its memorandum or articles of association or other constitutional documents.

3.2 Loan Noteco represents and warrants to the Bridging Lender and the Plan Manager in the following terms:

3.2.1 it is a limited liability company duly organised, validly existing and registered under the laws of England and has power and all necessary governmental and other consents, approvals, licences and authorities to own its property and assets and to carry on its business;

3.2.2 all actions, conditions and things required to be taken, fulfilled and done by it in order:

          3.2.2.1 to enable it to enter into, exercise its rights under, and perform and comply with its obligations under this Deed and to carry out the transactions contemplated by this Deed;

          3.2.2.2 to ensure that those obligations are valid, legally binding and, subject to the Reservations, enforceable against it in accordance with their terms; and

          3.2.2.3 to make this Deed admissible in evidence in the courts of the jurisdiction to which it has submitted for the purposes of this Deed;

          have been taken, fulfilled and done; and

3.2.3 its entry into, exercise of its rights under and performance and compliance with its obligations under this Deed and the carrying out of the transactions contemplated by this Deed do not:

          3.2.3.1 contravene any law, directive, judgment or order to which it is subject; or

          3.2.3.2 contravene its memorandum or articles of association or other constitutional documents.

4         Plan Manager Undertakings

4.1 The Plan Manager undertakes to the Bridging Lender and to Loan Noteco that it will, subject always to clause 4.2:

4.1.1 on the Relevant Date, call on the Investors to provide, within 12 Business Days after such call, funds to the Plan Manager in an aggregate amount equal to the Required Amount;

4.1.2 subject to receipt of such funds, subscribe in dollars for Investor Loan Notes of Loan Noteco with an aggregate subscription price at least equal to the Required Amount, such Investor Loan Notes being guaranteed by the Parent;

4.1.3 exercise all rights and powers it has as a shareholder and/or director in the Parent and/or Loan Noteco to procure (so far as it is able so to do) that Loan Noteco executes such assurances and does all such acts and things which may be required to give effect to the undertakings of the Plan Manager set out in this clause 4.1 and complies with clause 5;

4.1.4 use all reasonable endeavours to enforce its rights under the legal documents of the Alchemy Investment Plan to enable the Plan Manager to make available any Equity Subscription required by this clause 4.1;

4.1.5 ensure that, at all times from and including 26 March 2003 up to and including the date on which it makes the Equity Subscription available pursuant to this clause 4.1, there will be unutilised committed investor funds which have been specifically designated by the Plan Manager for investment into Loan Noteco and which will be sufficient to discharge the obligations of the Plan Manager to make the Equity Subscription available under this clause 4.1;

4.1.6 if so requested by the Bridging Lender or Loan Noteco at any time on or after 26 March 2003, provide to the Bridging Lender or Loan Noteco (as the case may be):

          4.1.6.1   a  certificate   signed  by  a  director  (without  personal
                    liability) of the Plan Manager; and/or

          4.1.6.2   a written statement in respect of any Investor,

          confirming (in each case) that it has available sufficient undrawn commitments to enable it to discharge its obligations and liabilities under this Deed in accordance with the terms hereof;

4.1.7 perform its functions as manager of the Alchemy Investment Plan, and manage and distribute the assets of the Investors, having regard at all times to the obligations of the Plan under this Deed;

4.1.8 not receive from Loan Noteco any Security Interest over any of its assets or receive any indemnity or guarantee from Loan Noteco; and

4.1.9 not take any action or commence any proceedings (including without limitation any liquidation or insolvency proceedings) of any nature against Loan Noteco.

4.2 The aggregate amount of Equity Subscription that shall be made by the Plan Manager shall not exceed $31,375,500. The Plan Manager shall not be liable to perform any obligation under clause 4.1 to the extent that it would result in this limit being exceeded.

4.3 If any of the Investors fails to pay any amount when due as requested by the Plan Manager in accordance with clause 4.1.1 (such amount being a "Shortfall") the Plan Manager will immediately make demand or request by way of a further request on each of the non-defaulting Investors for their pro rata proportion of such Shortfall.

5         Undertaking by Loan Noteco

          Loan Noteco undertakes to the Bridging Lender that it will forthwith upon receipt by it of any Equity Subscription:

5.1 if the Bridging Loan has been drawn and is then outstanding, apply the Equity Subscription to the extent necessary in repaying the Bridging Loan to the Bridging Lender; or

5.2 if none of the Bridging Loan is then outstanding, advance the whole amount thereof to the Parent by way of intercompany loan (such loan to be on the same terms as the intra-group loan referred to in paragraph 4(c) of Part 1 of Schedule 4 to the Credit Agreement).

6         Funds Direction

          Loan Noteco hereby irrevocably authorises and instructs the Plan Manager to pay the moneys representing the Equity Subscription, if the Bridging Loan has been drawn and is then outstanding, to the Bridging Lender to the extent necessary to repay the Bridging Loan and confirms that, to the extent it makes such payment to the Bridging Lender, the Plan Manager shall have satisfied pro tanto its obligation to advance the Equity Subscription to Loan Noteco hereunder.

7         Failure to Make Equity Subscription

          If the Equity  Subscription  is required to be made pursuant to clause
          4.1.2 but is not made when due and if the Bridging Loan has been drawn, then for so long as the Bridging Loan remains outstanding the Plan Manager shall, upon receipt of any payment made to it under the Initial Investor Loan Notes or any Alchemy Undertaking Investor Loan Notes, pay the amount of such payment over to the Bridging Lender to the extent of any part of the Bridging Loan which then remains outstanding and which the Bridging Lender has been unable to recover from Loan Noteco and the Parent (and pending such payment over shall hold such amount on trust for the Bridging Lender). Loan Noteco shall be discharged from its obligations under the Bridging Loan to the extent of any amount so paid by the Plan Manager to the Bridging Lender.

8        Assignment and Enforcement

8.1 This Deed shall be binding upon and enure to the benefit of each party hereto and their permitted successors and assigns.

8.2 No party to this agreement shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder other than, in respect of the Bridging Lender, in accordance with clause 8.3.

8.3 The Bridging Lender shall have a full and unfettered right to assign or otherwise transfer the whole or any part of its benefit of this Deed to any person to whom all or any part of its rights, benefits and obligations under the Bridging Facility Letter are assigned or transferred in accordance with the provisions of the Bridging Facility Letter.

9         Miscellaneous

9.1 Loan Noteco and the Plan Manager shall, at the request of the Bridging Lender and on reasonable notice and at the expense of Loan Noteco, do all such acts and things and execute all such documents as the Bridging Lender, acting reasonably, shall consider necessary for giving full effect to the terms of this Deed.

9.2 This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered together shall constitute one and the same instrument.

9.3 If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.

9.4 No failure to exercise and no delay in exercising on the part of the Bridging Lender any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

10        Notices

10.1 Every notice or communication made under this Deed shall unless otherwise stated be given in writing and shall be given:

10.1.1    in the case of the Plan Manager to its registered office;

10.1.2    in the case of Loan Noteco to its registered office; and

10.1.3 in the case of the Bridging Lender, to its address given in the Bridging Facility Letter.

10.2 Any notice or communication to any person hereunder shall be deemed to have been given:

10.2.1    if delivered personally, at the time of such delivery;

10.2.2 if posted, on the third Business Day following the day on which it was despatched by first class mail postage prepaid; and

10.2.3 if sent by facsimile transmission, on the Business Day on which transmitted.

11        Law and Jurisdiction

          This Deed shall be governed by, and construed in accordance with, English law and the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in accordance with, this Deed and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of such courts.

IN WITNESS whereof each of the Plan Manager and Loan Noteco has duly executed this Deed as a deed and the Bridging Lender has duly executed this Deed under hand the day and year first before written.

EXECUTED as a DEED (but not         )
delivered until the date hereof) by )  /s/ Paul Guilbert
ALCHEMY PARTNERS                    )
(GUERNSEY) LIMITED acting by:       )


              Director


              Secretary /s/ Shane Conway



EXECUTED as a DEED (but not         )
delivered until the date hereof) by )  /s/ Niall McFadden
HERTAL (INVESTMENTS) LIMITED        )


              Director


              Director /s/ Anthony Mulderry



SIGNED by                           )
for and on behalf of                )
BARCLAYS BANK PLC                   )  /s/ Gordon Watters